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                                                                   EXHIBIT 10.18

                          EIGHTH AMENDMENT TO LOAN AND
                               SECURITY AGREEMENT


        THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 15, 1999, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 251 South Lake Avenue, Suite 900, Pasadena, California 91101 and KRAUSE'S CUSTOM CRAFTED FURNITURE CORP., a California corporation (formerly known as Krause's Sofa Factory), and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 North Berry Street, Brea, California 92821.


                                    RECITALS

        A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 1996, that certain Second Amendment to Loan and Security Agreement dated as of August 26, 1996, that certain Third Amendment to Loan and Security Agreement dated as of November 25, 1996, that certain Fourth Amendment to Loan and Security Agreement dated as of August 14, 1997, that certain Fifth Amendment to Loan and Security Agreement dated as of December 11, 1997, that certain Sixth Amendment to Loan and Security Agreement dated as of March 15, 1999 and that certain Seventh Amendment to Loan and Security Agreement dated as of August 23, 1999 (collectively, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        B. Borrower has requested that Lender (i) eliminate the financial covenant pertaining to EBITDA from the Loan Agreement, (ii) adjust the minimum Adjusted Net Worth covenant to Twenty-Two Million Dollars ($22,000,000) and the frequency at which such covenant is measured, (iii) decrease the time period during which the advance rates under Section 2.1(a) of the Loan Agreement have been temporarily increased, (iv) amend the negative covenant relating to permitted indebtedness to reflect that all notes issued by Borrower payable to Parent have been amended, restated and replaced with a new promissory note, and
(v) waive breach by Borrower of the financial covenant relating to EBITDA for the trailing four fiscal quarter period ended October 31, 1999 and the financial covenant relating to Adjusted Net Worth for the fiscal months of August, 1999 and September, 1999.

        C. Lender is willing to agree to make such further amendments to the Loan Agreement and such waiver under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.



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        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Temporary Increase in Advance Rate. Notwithstanding paragraph 1 of the Seventh Amendment to the Loan Agreement, Borrower and Lender hereby agree that (a) the temporary amendment to Section 2.1(a) of the Loan Agreement as provided in such Seventh Amendment (whereby the advance rates set forth in Section 2.1(a) of the Loan Agreement were temporarily increased) shall be of no further force and effect as of January 1, 2000 and (b) on January 1, 2000, Borrower shall immediately repay to Lender any outstanding amount of the Revolving Loans in excess of the amount available under the lending formula provided in Section 2.1(a) of the Loan Agreement in effect prior to such Seventh Amendment.

        2. Amendments to Loan Agreement.

               (a) Paragraph (e) of Section 9.9 of the Loan Agreement (entitled "Indebtedness") is hereby amended and restated in its entirety as follows:

                      "(e) unsecured indebtedness of Borrower to Krause's
               Furniture, Inc., a Delaware corporation (`Parent'), in the maximum principal amount of Fifty Million Dollars ($50,000,000), plus any amounts added as principal for accrued and unpaid interest thereon, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of all of the Obligations; provided that: (i) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that until an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Borrower may make payments of principal and interest in accordance with the terms of that certain Amended and Restated Subordination Agreement between Parent and Lender dated August 26, 1996, as amended from time to time (the "Subordination Agreement"), (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted by the Subordination Agreement, (iii) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be and (iv) copies of all notes, instruments and/or agreements evidencing such indebtedness shall be delivered to Lender and be in form and substance satisfactory to Lender."


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                (b) Section 9.14 of the Loan Agreement (entitled "Adjusted Net
        Worth") is hereby amended and restated in its entirety to read as follows:

                        "9.14 Adjusted Net Worth. Borrower shall, as of the end
                of each fiscal quarter of Borrower, maintain Adjusted Net Worth of not less than Twenty-Two Million Dollars ($22,000,000)."

               (c) Section 9.15 of the Loan Agreement (entitled "Minimum EBITDA") is hereby amended and restated in its entirety to read as follows:

                        "9.15 [Intentionally Omitted.]"

        3. Waiver by Lender of Compliance with Covenants in the Loan Agreement. Borrower hereby acknowledges that (a) it was not in compliance with the financial covenant relating to Adjusted Net Worth set forth in Section 9.14 of the Loan Agreement for the fiscal months of August, 1999 and September, 1999 and
(b) as of the end of the fiscal quarter ended October 31, 1999, it was not in compliance with the financial covenant relating to EBITDA set forth in Section
9.15 of the Loan Agreement, and that such non-compliance constitutes Events of Default under the Loan Agreement. Lender hereby waives compliance by Borrower with the financial covenant set forth in Section 9.14 of the Loan Agreement for the fiscal months of August, 1999 and September, 1999, and shall not exercise its rights and remedies under the Loan Agreement or applicable law in respect of such Events of Default; provided, however, that Lender shall be free to exercise all of its rights and remedies under the Loan Agreement in the event of Borrower's non-compliance with Section 9.14 of the Loan Agreement after September 26, 1999. Lender further hereby waives compliance by Borrower with the financial covenant set forth in Section 9.15 of the Loan Agreement through the end of the fiscal quarter ended October 31, 1999, and shall not exercise its rights and remedies under the Loan Agreement or applicable law in respect of such Event of Default. The foregoing waivers are not continuing waivers, and Lender does not by this waiver amend the terms and provisions of the Loan Agreement. Upon the occurrence of any Event of Default after the date hereof, or in the event that Lender learns of any Event of Default which occurred prior to the date hereof (other than a breach of the financial covenants set forth in Sections 9.14 and 9.15 of the Loan Agreement for the periods described in this paragraph), Lender shall be free to exercise any and all of its various rights and remedies under the Loan Agreement.

        4. Effectiveness of this Amendment. Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

               (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

               (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.


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               (c) Representations and Warranties. The representations and warranties of Borrower set forth in the Loan Agreement must be true and correct.

               (d) Amendment to Subordination Agreement. The First Amendment to Amended and Restated Subordination Agreement duly executed by Parent.

               (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

               (f) Payment of Modification Fee. Lender shall have received from Borrower a modification fee of Five Thousand Dollars ($5,000) for the processing and approval of this Amendment, which fee shall be fully earned as of and payable on the date hereof.

        5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

        6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

        7. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

        8. Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain in full force and effect.

        9. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

        10. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.


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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       KRAUSE'S CUSTOM CRAFTED
                                       FURNITURE CORP.,
                                       a California corporation


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                       CASTRO CONVERTIBLE
                                       CORPORATION,
                                       a New York corporation


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                                       CONGRESS FINANCIAL
                                       CORPORATION (WESTERN),
                                       a California corporation


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


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                                 ACKNOWLEDGMENT


        The undersigned Krause's Furniture, Inc., a Delaware corporation ("KFI"), parent of Krause's Custom Crafted Furniture Corp. ("Krause's"), in consideration of Congress Financial Corporation (Western) ("Congress") continued extension of credit to Krause's and Castro Convertible Corporation, hereby consents to the foregoing Eighth Amendment to Loan and Security Agreement and acknowledges and confirms that its Guarantee dated November 25, 1996 (the "Guarantee") in favor of Congress remains in full force and effect. Although Congress has informed KFI of the matters set forth above, and KFI has acknowledged the same, KFI understands and agrees that Congress has no duty under the Loan Agreement as defined above, the Guarantee or any other agreement with KFI to so notify KFI or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.


Dated:  December 15, 1999               KRAUSE'S FURNITURE, INC.,
                                        a Delaware corporation




                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



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